SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2011

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

 Item 2.02.  Results of Operations and Financial Condition.

On August 11, 2011, Adams Resources & Energy, Inc., a Delaware corporation, issued a press release announcing financial results for the second quarter ended June 30, 2011.  A copy of the earnings release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.  The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: August 12, 2011	By:/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

                                                     Rick Abshire
                                        (713) 881-3609
                                        IMMEDIATE RELEASE

ADAMS RESOURCES ANNOUNCES SECOND QUARTER EARNINGS

    Houston (August 11, 2011)--Adams Resources & Energy, Inc. (NYSE Amex-AE) announced second quarter 2011 unaudited net earnings of $ 3,589,000 or $.85 per common share.  Revenues for the quarter totaled $824,210,000. Current earnings compare to unaudited second quarter 2010 net earnings of $1,685,000 or $.39 per common share.  For the six months ended June 30, 2011, net earnings were $9,172,000 or $2.17 per common share.

Chairman and Chief Executive Officer, K.S. "Bud" Adams, Jr., attributed the 2011 earnings improvement to increased unit margins within the Company’s crude oil marketing business. Through its previous and newly constructed barge terminal facilities, the Company is able to move South Texas sourced crude oil supply to alternative end markets along the Gulf Coast for resale at enhanced unit margins.

A summary of operating results is as follows:

	Second Quarter
	2011	2010

Operating Earnings (Expense)
Marketing	$5,533,000	$2,405,000
Transportation	2,933,000	2,153,000
Oil and gas	(171,000)	236,000
Administrative expenses	(2,488,000)	(2,138,000)
	5,807,000	2,656,000
Interest income, net	36,000	19,000
Income tax (provision)	(2,254,000)	(990,000)

Net earnings	$3,589,000	$1,685,000

……………………………………………….

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated.  Such factors include, among others, (a) general economic conditions, (b) fluctuations in hydrocarbon prices and margins, (c) variations between commodity contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, (i) the availability of capital, (j) changes in regulations, (k) results of current items of litigation, (l) uninsured items of litigation or losses, (m) uncertainty in reserve estimates and cash flows, (n) ability to replace oil and gas reserves, (o) security issues related to drivers and terminal facilities, (p) commodity price volatility, (q) demand for chemical based trucking operations, (r) successful completion of drilling activity, (s) financial soundness of customers and suppliers and (t) adverse world economic conditions.  These and other risks are described in the Company’s reports that are on file with the Securities and Exchange Commission.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenues	$1,521,398	$1,080,926	$824,210	$547,141

Costs, expenses and other	(1,507,032)	(1,075,696)	(818,367)	(544,466)
Income tax (provision)	(5,194)	(1,751)	(2,254)	(990)

Net earnings	$9,172	$3,479	$3,589	$1,685

Basic and diluted net earnings
per common share	$2.17	$.82	$.85	$.39

Dividends per common share	$-	$-	$-	$-

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
	June 30,	December 31,
	2011	2010

ASSETS
Cash and marketable securities	$36,687	$29,032
Other current assets	249,833	217,944
Total current assets	286,520	246,976

Net property & equipment	69,562	47,589
Deposits and other assets	3,306	6,740
	$359,388	$301,305

LIABILITIES AND EQUITY
Total current liabilities	$251,296	$206,998
Other long-term liabilities	8,765	4,152
Shareholders’ equity	99,327	90,155
	$359,388	$301,305